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Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement No. 333-11465 of Steinway Musical Instruments, Inc. on Form S-8 of our report dated February 18, 2000 on the financial statements of United Musical Instruments Holdings, Inc. as of December 31, 1999 and 1998 and for the years then ended appearing in Form 8-K/A of Steinway Musical Instruments, Inc.


/s/ Crowe, Chizek and Company LLP


Elkhart, Indiana
November 9, 2000